                                                                    EXHIBIT 3.4




                           BUSINESS CORPORATIONS ACT
                                 (SECTION 195)
                                                                      FORM 2-01
                            ARTICLES OF CONTINUANCE

--------------------------------------------------------------------------------
1.   Name of Corporation:

     Cotton Valley Resources Corporation

--------------------------------------------------------------------------------
2. The classes and any unredeemed number of shares that the corporation is authorized to issue:

     See Schedule "A"

--------------------------------------------------------------------------------
3.   Restrictions if any on share transfers:

     None

--------------------------------------------------------------------------------
4.   Number (or minimum or maximum number) of Directors:

     Minimum - Three (3)
     Maximum - Nine (9)

--------------------------------------------------------------------------------
5.   Restrictions if any on businesses the corporation may carry on:

     None

--------------------------------------------------------------------------------
6.   If change of name effected, previous name:

     N/A

--------------------------------------------------------------------------------
7.   Details of incorporation:

     Cotton Valley Resources Corporation was formed under the Ontario Business Corporations Act by Articles of Amalgamation effective June 17, 1996.

--------------------------------------------------------------------------------
8.   Other provisions if any:

     See Schedule "B".

--------------------------------------------------------------------------------
9.   Date                     Signature                Title

     February 5, 1998         /s/ WAYNE EGAN           Director

--------------------------------------------------------------------------------

                                  SCHEDULE "A"

     The authorized capital of the Corporation shall consist of:

(a)  an unlimited number of Common Shares; and

(b)  an unlimited number of Preference Shares issuable in series.


(A) The Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

1.   DIVIDENDS

1.1 Subject to the prior rights of the holders of the Preference Shares and to any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation, out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

2.   DISSOLUTION

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

3.   VOTING RIGHTS

3.1 The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

(B) The rights, privileges, restrictions and conditions attaching to the Preference Shares, as a class, are as follows:

1.   DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

1.1 The board of directors of the Corporation may issue the Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or noncumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Ontario Business Corporations Act) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.   RANKING OF PREFERENCE SHARES

2.1 No rights, privileges, restrictions or conditions attaching to a series of Preference Shares shall confer upon a series a priority in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation over any other series of Preference Shares. The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.2 The Preference Shares shall be entitled to priority over the Common Shares and over any other shares of any other class of the Corporation ranking junior to the Preference Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the

Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.3 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Preference Shares is not paid in full, the Preference Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.4 The Preference Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over the Common Shares and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

2.5 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of each series of Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preference Shares, be entitled to receive (i) an amount equal to the stated capital attributed to each series of Preference Shares, respectively, together with, in the case of a series of Preference Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Preference Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Preference Shares had they been called for redemption by the Corporation effective the date of distribution and, if any series of Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Preference Shares.

3.       RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS, ETC.

3.1 Except with the approval of all the holders of the Preference Shares, no dividends shall at any time be declared or paid or set apart for payment on the Common Shares or any other shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Corporation ranking junior to the Preference Shares; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Preference Shares (less than the total amount then outstanding) or any Common Shares or any other shares of the Corporation ranking junior to the Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

4.       VOTING RIGHTS

4.1 Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preference Shares, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.       SPECIFIC MATTERS REQUIRING APPROVAL

5.1 The approval of the holders of the Preference Shares, given in the manner described in section 6.1 below, shall be required for the creation of any new shares ranking prior to or on a parity with the Preference Shares, and if, but only so long as, any cumulative dividends are in arrears or any declared non-cumulative dividends are unpaid on any outstanding series of Preference Shares, for the issuance of any additional series of Preference Shares or of any shares ranking prior to or on a parity with the Preference Shares.

5.2 The provisions of clauses 1.1 to 6.1 inclusive may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Ontario Business Corporations Act, but only with the prior approval of the holders of the Preference Shares given as hereinafter specified in addition to any other approval required by the Ontario Business Corporations Act or any other statutory provisions of like or similar affect, from time to time in force.

6.   APPROVAL OF THE HOLDERS OF THE PREFERENCE SHARES

6.1 The approval of the holders of the Preference Shares with respect to any and all matters hereinbefore referred to may be given by at least two thirds of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preference Shares are not present or represented by proxy within one half-hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Preference Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Ontario Business Corporations Act and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preference Shares shall be entitled to one (1) vote in respect of each Preference Share held.

                                  SCHEDULE "B"


8. The directors of the Corporation may, between actual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

     Meetings of shareholders may be held at Dallas, Texas or Toronto, Ontario or New York, New York, or such other place or places as the directors in their absolute discretion may determine from time to time.